Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-197385) on Form S-1 of Applied Genetic Technologies Corporation of our report dated November 4, 2013, except for Note 14(b) as to which the date is March 4, 2014, relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Raleigh, North Carolina

July 21, 2014